UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

THE OLB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52994	13-4188568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue, Suite 1700, New York, NY	10166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 278-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 8.01 Other Events.

On March 20, 2020, The OLB Group, Inc. (“we,” “us,” “our,” and the “Company”) issued a press release relating to the Company’s response to the outbreak in the United States of the novel coronavirus, COVID-19. As noted in the press release, the full text of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, the Company has enacted and is continuing to take the following measures in response to the pandemic:

•	The Company is working with merchants to address potential changes to the purchase patterns of consumers.
•	The Company is focusing on servicing merchants that sell products with an extended delivery time frame, that have products that are paid for in advance, and that work in the catering, ticketing, limo and travel related businesses which have been directly impacted by the social distancing requirement of the pandemic.
•	For those of the Company’s employees that are able to perform their job remotely, the Company has implemented a “remote work” policy and provided employees with the technology necessary to do continue to do their jobs from home and for those employees that are unable to perform their job from a remote location, the Company has taken steps to ensure appropriate distancing and added sanitizing stations along with requiring frequent hand washing and work station cleaning.

Notwithstanding the foregoing measures that the Company has put into place and that the audit of the Company’s year-end numbers is in process, the Company has determined that it will need to delay its filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”) as a result of the outbreak of COVID-19 in order to complete its internal and external review of the Annual Report. In accordance with the order (the “Order”) promulgated by the Securities and Exchange Commission on March 25, 2020 in Release No. 34-88465 relating to the Securities Exchange Act of 1934, as amended, the Company will file its Annual Report within 45 calendar days of the date of this current report, though the Company expects to file its Annual Report on or about April 30, 2020.

The Company is unable to file the Annual Report in a timely manner because the Company’s offices in the New York and Atlanta areas, including the location of the Company’s corporate headquarters, are currently experiencing a significant impact from the coronavirus outbreak in the United States. Specifically, the Company has been following the recommendations of local government and health authorities to minimize exposure risk for its employees for the past several weeks, including having employees work remotely, and, as a result, the Annual Report will not be completed by the filing deadline, due to insufficient time to facilitate the internal and external review process. Below are two risk factors regarding the coronavirus that the Company’s stockholders and potential investors in the Company should consider with respect to the year ended December 31, 2020. These risk factors should be read together with the rest of the Company’s risk factors presented on its reports filed with the Securities and Exchange Commission.

The Company’s financial condition and results of operations for 2020 next fiscal year may be adversely affected by the recent COVID-19 virus outbreak.

The New York and Atlanta areas, including the location of the Company’s corporate headquarters and its operations business, are currently experiencing significant impact from the coronavirus outbreak in the U.S. The Company is currently following the recommendations of local health authorities to minimize exposure risk for its employees and visitors. However, the scale and scope of this pandemic is unknown and the duration of the business disruption and related financial impact cannot be reasonably estimated at this time. While the Company is currently implementing specific business continuity plans to reduce the potential impact of COVID-19 and believes that its business will only suffer minimal negative impact since it is principally operated using digital platforms, there is no guarantee that the Company’s continuity plan will be successful, that the Company’s merchants will meet the number of forecasted transactions due to a change in consumer activity around point of sale purchasing resulting from the temporary closure of businesses, or that the Company’s business will not otherwise be impacted by the coronavirus.

The Company has already experienced certain disruptions to its business and disruptions may occur for the Company’s customers and merchants that may materially affect the number of transactions processed by the Company. This would result in lost sales, additional costs, or penalties, or damage to the Company’s reputation. Similarly, COVID-19 could cause a decline of in-person point of sale sales which could result in more online shopping and which could reduce demand for the Company’s products. The extent to which COVID-19 or any other health epidemic may impact the Company’s results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. Accordingly, COVID-19 could have a material adverse effect on the Company’s business, results of operations, financial condition and prospects.

Global economic, political and other conditions may adversely affect trends in consumer, business and government spending, which may adversely impact the demand for our services and our revenue and profitability.

The financial services and payment technology industries in which we operate depend heavily upon the overall level of consumer, business and government spending. A sustained deterioration in general economic conditions (including distress in financial markets, turmoil in specific economies around the world, public health crises, and additional government intervention), particularly in the United States, or increases in interest rates in key countries in which we operate, may adversely affect our financial performance by reducing the number or average purchase amount of transactions we process. For example, as of the date of this Current Report, the recent COVID-19 coronavirus outbreak, has impacted and may continue to impact the global economy or negatively affect various aspects of our business, including reductions in the amount of consumer spending and lending which could result in a decrease in our revenue and profits. If our customers make fewer sales of products and services using in-person, electronic payments, or consumers spend less money through electronic payments, whether due to the outbreak of COVID-19 or otherwise, we will have fewer transactions to process at lower dollar amounts, resulting in lower revenue.

Adverse economic trends whether a result of the global COVID-19 outbreak or otherwise, will and may continue to accelerate the timing, or increase the impact of, risks to our financial performance. These trends could include:

•	declining economies, foreign currency fluctuations and the pace of economic recovery can change consumer spending behaviors, such as in-person purchasing, on which the majority of our revenue is dependent;
•	low levels of consumer and business confidence typically associated with recessionary environments, and those markets experiencing relatively high unemployment, may result in decreased spending by credit and debit cardholders;
•	budgetary concerns in the United States could impact consumer confidence and spending, and increase the risks of operating solely in the United States;
•	financial institutions may restrict credit lines to cardholders or limit the issuance of new cards to mitigate cardholder credit concerns;
•	uncertainty and volatility in the performance of our merchants’ businesses may make estimates of our revenues and financial performance less predictable;
•	cardholders may decrease spending for value-added services we market and sell;
•	a weakening in the economy, either do to the global COVID-19 virus outbreak or otherwise, has forced, and could continue to force merchants to close at higher than historical rates in part because many of them are not as well capitalized as larger organizations, which could expose us to potential credit losses and future transaction declines; and
•	government intervention, including the effect of laws, regulations and government investments in our merchants, may have potential negative effects on our business and our relationships with our merchants or otherwise alter their strategic direction away from our products and services.

The occurrence and continuation of these trends may adversely impact the demand for our services and our revenue and profitability.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release Dated March 20, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2020

THE OLB GROUP

By:	/s/ Ronny Yakov
Name: Title:	Ronny Yakov Chief Executive Officer

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